UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

Victory Electronic Cigarettes Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11335 Apple Drive, Nunica, Michigan 49448
                 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (616) 384-3272

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Private Placement

On June 19, 2014, Victory Electronic Cigarettes Corporation (the “Company” or “we”) completed a closing of a “best efforts” private offering of $912,659 (the “Offering”) of units, each unit consisting of (i) one (1) share of our common stock, par value $0.001per share (the “Common Stock) and (ii) a warrant to purchase ¼ share of our Common Stock (the “Units”). Pursuant a purchase agreement (the “Purchase Agreement”), we sold 140,410 Units in the Offering, at a price of $6.50 per Unit, to a group of accredited investors (the “Purchasers”) for total net proceeds to the Company of $821,393.10 after deducting placement agent fees and other expenses. In the Offering, we issued 140,410 shares of our Common Stock (the “Shares”) and warrants to purchase 35,102 shares of our Common Stock (the “Warrants”).

Warrants

The Warrants are exercisable for a period of five years from their issue date. The exercise price with respect to the Warrants is $6.50 per full share. The exercise price for the Warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

Registration Rights Agreement

In connection with the sale of the Shares and Warrants in the Offerings, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which we agreed to register all of the Shares and shares of our Common Stock underlying the Warrants (the “Registrable Securities”) on a Form S-1 registration statement (the “Registration Statement”) to be filed with the SEC within 90 calendar days following the uplisting of our Common Stock on the Nasdaq Stock Market (the “Filing Date”) and to cause the Registration Statement to be declared effective under the Securities Act within 90 days following the Filing Date (the “Required Effective Date”).

If the Registration Statement is not filed by the Filing Date or declared effective by the Required Effective Date, the Company is required to pay partial liquidated damages in cash to each Purchaser in the amount equal to 2% of the purchase price paid for the Shares and Warrants then owned by such Purchaser for each 30-day period for which the Company is non-compliant.

The foregoing descriptions of the terms of the Purchase Agreement and the form of Warrant are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.1 and 4.1,  respectively, to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 6, 2014, which are incorporated by reference herein. The foregoing description of the terms of the Registration Rights Agreement are qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 3.02    Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The sale and the issuance of the Units, Shares and Warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”).  We made this determination based on the representations of each Purchaser which included, in pertinent part, that each such Purchaser was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D or (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and upon such further representations from each Purchaser that (i) such Purchaser is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the Purchaser agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the Purchaser has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (iv) the Purchaser had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) the Purchaser has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

4.1	Form of Warrant for April 30, 2014 & June 19, 2014 Offering (1)

10.1	Form of Securities Purchase Agreement for April 30, 2014 & June 19, 2014 Offering (1)

10.2	Form of Registration Rights Agreement entered into with Purchasers for April 30, 2014 & June 19, 2014 Offering

(1)	Filed as an Exhibit on Current Report to Form 8-K with the SEC on May 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ELECTRONIC CIGARETTES CORPORATION

June 23, 2014	By:	/s/ Jim McCormick
Jim McCormick
Chief Financial Officer